UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2023

Airspan Networks Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39679	85-2642786
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, FL 33431
(Address of Principal Executive Offices) (Zip Code)

(561) 893-8670
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIMO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On December 28, 2023, Airspan Networks Holdings Inc. (the “Company”) filed a Form 8-K (the “8-K”) to report the resignations of two members of the Company’s board of directors. The Company is now filing this Form 8-K/A to add “and Executive Chairman of the Company” as described in his resignation letter previously filed as Exhibit 17.1 to the 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stonestrom Resignation

On December 20, 2023, Eric D. Stonestrom notified Airspan Networks Holdings Inc. (the “Company”) by email (the “Stonestrom Resignation”) of his resignation from the board of directors (the “Board”) of the Company and as Executive Chairman of the Company, effective on December 27, 2023. In the Stonestrom Resignation, Mr. Stonestrom stated that the reason for his resignation was his belief that “a path to greater shareholder value across all of the classes of stakeholders would have been to agree a pre arranged percentage split of proceeds among the significant classes and then conduct a formal auction with a hard deadline and finite timeline.” A copy of the Stonestrom Resignation is filed as Exhibit 17.1 to this Current Report on Form 8-K.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Stonestrom with a copy of the disclosures that it is making in response to this Item 5.02 no later than the date of filing this Form 8-K with the Securities and Exchange Commission (the “SEC”) and will provide Mr. Stonestrom with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree.

Carano Resignation

On December 22, 2023, Bandel L. Carano notified the Company by email (the “Carano Resignation”) of his resignation from the Board of the Company, effective immediately. In the Carano Resignation, Mr. Carano stated that the reason for his resignation was “due to extreme asymmetry of critical information disclosure to directors especially as it pertains to Fortress controlled strategic liquidation activities.” A copy of the Carano Resignation is filed as Exhibit 17.2 to this Current Report on Form 8-K.

In accordance with the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Carano with a copy of the disclosures that it is making in response to this Item 5.02 no later than the date of filing this Form 8-K with the SEC and will provide Mr. Carano with the opportunity to furnish the Company, as promptly as possible, with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
17.1	Email from Eric Stonestrom dated December 20, 2023
17.2	Email from Bandel Carano dated December 22, 2023
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2023	Airspan Networks Holdings Inc.

	By:	/s/ David Brant
David Brant
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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